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As filed with the Securities and Exchange Commission on August 1, 2000.
                                                Registration No. 333-
                                                                     -----------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                                 SHELDAHL, INC.
             (Exact name of registrant as specified in its charter)

                Minnesota                                 41-0758073
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                               1150 Sheldahl Road
                           Northfield, Minnesota 55057
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                         SHELDAHL, INC. 1994 STOCK PLAN
                            (Full title of the Plan)

                          ----------------------------

                                                     Copy to:
   Edward L. Lundstrom                               Charles P. Moorse
   President and Chief Executive Officer             Kristin L. Johnson
   1150 Sheldahl Road                                Lindquist & Vennum P.L.L.P.
   Northfield, Minnesota 55057                       4200 IDS Center
   (507) 663-8000                                    Minneapolis, MN 55402
   (Name, address and telephone                      (612) 371-3211
    number, including area code,
    of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

      ------------------------------------------------------------------------------------------------------
                                                    Proposed           Proposed
      Title of                                       Maximum            Maximum
      Securities               Amount               Offering           Aggregate           Amount of
      to be                     to be                 Price            Offering          Registration
      Registered             Registered           Per Share(1)         Price(1)               Fee
      ------------------------------------------------------------------------------------------------------
      Common Stock,          98,410 shares(2)        $3.9375           $387,490               $103
      $.25 par value
      ------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on July 28, 2000.
      (2) Plus such additional number of shares as may be required pursuant to the 1994 Stock Plan (the "Plan"), in the event of a stock dividend, split, recapitalization or similar event. This Registration Statement on Form S-8 is being filed to register an additional 98,410 shares of Sheldahl Common Stock which became issuable pursuant to an "evergreen" provision of the Plan. Previously, 600,000 shares were registered on Form S-8 (File No. 33-58549) on April 12, 1995, 400,000 shares were registered on September 24, 1997 (File No. 333-36267), and 200,000 shares were registered on March 2, 1998 (File No. 333-47183).


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               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

          A Registration Statement on Form S-8 (File No. 33-58549) was filed with the Securities and Exchange Commission ("SEC") on April 12, 1995 covering the registration of 600,000 shares initially authorized for issuance under the Company's 1994 Stock Plan (the "Plan"). A Registration Statement on Form S-8 (File No. 333-36267) was filed with the SEC on September 24, 1997 covering the registration of an additional 400,000 shares. A Registration Statement on Form S-8 (File No. 333-47183) was filed with the SEC on March 2, 1998 covering the registration of an additional 200,000 shares. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 98,410 shares estimated pursuant to an "evergreen" provision authorized under the Plan as a result of which the number of shares of common stock available for grant or award under the Plan increases each time, commencing after January 14, 1998, that the then number of shares available for grant under the Plan shall have been fully granted and no longer be available (the "Reset Date") On each Reset Date the number of shares reserved for issuance under the Plan shall be increased to an amount equal to 12% of the total number of shares of common stock outstanding on such date minus the number of shares subject to outstanding awards on such date. An amendment to incorporate the "evergreen" provision into the Plan was authorized by the Company's Board of Directors on August 19, 1997 and such amendment was approved by the Company's shareholders on January 14, 1998. Reset Dates have occurred on September 23, 1998 and October 20, 1998 with share increases of 19,321 shares and 79,089 shares, respectively. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

                                     PART I

          Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

  Item 3. Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended August 27, 1999.

          (b) The Definitive Proxy Statement dated December 15, 1999 for the 2000 Annual Meeting of Shareholders held January 12, 2000.

          (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended November 26, 1999, February 25, 2000 and May 26, 2000.

          (d) The description of the Company's Common Stock as set forth in the Company's Form S-3 Registration Statement filed October 12, 1995 (Registration No. 33-63373), including the



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               supplemental description on Form 8-A filed with the Commission on
               June 21, 1996 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Gerald E. Magnuson, Secretary of the Company, is Of Counsel with Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)  Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or
              (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or






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              omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit

4.1      Sheldahl, Inc. 1994 Stock Plan, as amended

5.1      Opinion and Consent of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP, independent public accountants

24.1     Power of Attorney (set forth on the signature page hereof)

---------------------

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



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         (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on July 28, 2000.

                      SHELDAHL, INC.


                      By       /s/ Edward L. Lundstrom
                        --------------------------------------------------------
                      Edward L. Lundstrom, President and Chief Executive Officer



                      By       /s/ Jill D. Burchill
                        --------------------------------------------------------
                               Jill D. Burchill, Chief Financial Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Sheldahl, Inc. hereby constitute and appoint Edward L. Lundstrom and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on July 28, 2000 in the capacities indicated.

Signatures


/s/ James E. Donaghy
------------------------------
James E. Donaghy, Chairman of
the Board


/s/ Edward L. Lundstrom
------------------------------
Edward L. Lundstrom,
President and Chief Executive Officer (Principal
Executive Officer) and Director







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/s/ Jill D. Burchill
-------------------------------------
Jill D. Burchill, Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kenneth J. Roering
-------------------------------------
Kenneth J. Roering, Vice-Chairman of
the Board and Director

/s/ William B. Miller
-------------------------------------
William B. Miller, Director

/s/ Gerald E. Magnuson
-------------------------------------
Gerald E. Magnuson, Director

/s/ John G. Kassakian
-------------------------------------
John G. Kassakian, Director

/s/ Beekman Winthrop
-------------------------------------
Beekman Winthrop, Director


-------------------------------------
Raymond Wieser, Director







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